FORM OF LETTER FROM THE FUND
       TO INVESTORS IN CONNECTION WITH THE FUND'S ACCEPTANCE OF TENDERS OF
                          LIMITED PARTNERSHIP INTERESTS

      THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST
                                  IN THE FUND.

                                                                [Month __], 2005


SEI Trust Account # _____________________

Account Name: __________________________



Dear Investor:

         The SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, a cash payment of 90% of the purchase price of the interest you tendered, based on the unaudited net asset value of the Fund, estimated as of December 31, 2005 (the "Valuation Date"), in accordance with the terms of the tender offer, will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than January 31, 2006, unless the valuation date for this tender offer is changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn from its portfolio funds). Since you tendered your entire interest in the Fund, you will remain an Investor of the Fund only until the Valuation Date.

         The terms of the tender offer provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you promptly after the completion of the Fund's audit for its fiscal year ended March 31, 2006. We expect the audit to be completed by the end of May 2006.

         If you have any questions, please feel free to contact your account services director.

                                   Sincerely,

                                   SEI OPPORTUNITY FUND, L.P.


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                          FORM OF LETTER FROM THE FUND
       TO INVESTORS IN CONNECTION WITH THE FUND'S ACCEPTANCE OF TENDERS OF
                          LIMITED PARTNERSHIP INTERESTS

   THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST
                                  IN THE FUND.

                                                                [Month __], 2005





SEI Trust Account # _____________________

Account Name: __________________________




Dear Investor:

         SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, based on the unaudited net asset value of the Fund, estimated as of December 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than January 31, 2006 unless the valuation date for this tender offer has changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received sufficient funds from its portfolio funds), provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. You will remain an Investor of the Fund with respect to the portion of your interest in the Fund that you did not tender.

         If you have any questions, please feel free to contact your account service director.

                                   Sincerely,

                                   SEI OPPORTUNITY FUND, L.P.